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                             ARCADIA SERVICES, INC.
                                 GRAYROSE, INC.
                    ARCADIA HEALTH SERVICES OF MICHIGAN, INC.
                          ARCADIA HEALTH SERVICES, INC.

                                CREDIT AGREEMENT

                             DATED AS OF MAY 7, 2004

                                  COMERICA BANK
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                                 Execution Copy

                                CREDIT AGREEMENT


     THIS LOAN AGREEMENT, made as of the 7th day of May, 2004, by and among ARCADIA SERVICES, INC., a Michigan corporation ("Arcadia"), ARCADIA HEALTH SERVICES, INC., a Michigan corporation ("Arcadia Health Services"), GRAYROSE, INC., a Michigan corporation ("Grayrose") and ARCADIA HEALTH SERVICES OF MICHIGAN, INC., a Michigan corporation ("Arcadia Health" and together with Arcadia, Arcadia Health Services and Grayrose, being collectively identified as "Companies" and individually as a "Company") and Comerica Bank, a Michigan banking corporation, of Detroit, Michigan (herein called "Bank");

                                    RECITALS:

     A. Companies desire to obtain certain credit facilities from Bank.

     B. Bank is willing to extend such credit facilities to Companies, but only on the terms and conditions provided below.

     NOW, THEREFORE, Bank and Companies agree as follows:

     WITNESSETH:

1. DEFINITIONS

     For the purposes of this Agreement the following terms will have the following meanings:

     "Advance" shall mean a borrowing requested by Companies and made by Bank under Section 2 of this Agreement, including any refunding or conversions of such borrowings pursuant to Section 3.3 hereof, and shall include a Eurodollar-based Advance and a Prime-based Advance.

     "Advance Formula Agreement" shall mean the Advance Formula Agreement in the form of Exhibit "A" to this Agreement, as may be amended, restated, supplemented or replaced from time to time.

     "Addus" shall mean Addus HealthCare, Inc., an Illinois corporation.

     "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and executive officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation for the purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "Alternate Base Rate" shall mean for any day a rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) equal to the Federal Funds Effective Rate in effect on such day plus one percent (1%).

     "Applicable Interest Rate" shall mean the Eurodollar-based Rate and/or the Prime-based Rate.

     "Business Day" shall mean any day on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in Detroit, London and New York.

     "Capital Expenditure" shall mean, without duplication, any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property or equipment which in accordance with GAAP would be added as a debit to the fixed asset account of the person making such expenditure, including, without limitation, amounts paid or payable under any conditional sale or other title retention agreement or under any lease or other periodic payment arrangement which is of such a nature that payment obligations of the lessee or obligor thereunder would be required by generally accepted accounting principles to be capitalized and shown as liabilities on the balance sheet of such lessee or obligor.

     "Capital Lease" shall mean any lease of any property (whether real, personal or mixed) by a Person as lessee which, in conformity with GAAP, is, or is required to be accounted for as a capital lease on the balance sheet of such Person, together with any renewals of such leases (or entry into new leases) on substantially similar terms.

     "Consolidated" or "Consolidating" shall, when used with reference to any financial information pertaining to (or when used as a part of any defined term or statement pertaining to the financial condition of) Arcadia and its Subsidiaries, mean the accounts of Arcadia and its Subsidiaries determined on a consolidated or consolidating basis, as the case may be, all determined as to principles of consolidation and, except as otherwise specifically required by the definition of such term or by such statements, as to such accounts, in accordance with generally accepted accounting principles applied on a consistent basis and consistent with the financial statements, if any, as at and for the fiscal year ended December 31, 2003.

     "Debt" shall mean as of any applicable time of determination thereof, the total liabilities of a Person at such time, as determined in accordance with GAAP.

     "Default" shall mean an event which with the giving of notice or passage of time or both would constitute an Event of Default.

     "Environmental Laws" shall mean all federal, state and local laws including statutes, regulations, ordinances, codes, rules, and other governmental restrictions and requirements, relating to environmental pollution, contamination or other impairment of the environment or any hazardous or toxic substances of any nature. These Environmental Laws shall include but not be limited to the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, and the Federal Superfund Amendments and Reauthorization Act of 1986.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code.

     "Eurodollar-based Advance" shall mean an Advance which bears interest at the Eurodollar-based Rate.

     "Eurodollar-based Rate" shall mean a per annum interest rate which is equal to the sum of three percent (3%) plus the quotient of:

     (a) the per annum interest rate at which Bank's Eurodollar Lending Office offers deposits to prime banks in the eurodollar market in an amount comparable to the relevant Eurodollar-based Advance or relevant principal portion of the Term Loan and for a period equal to the relevant Interest Period at approximately 11:00 a.m. Detroit time two
          (2) Business Days prior to the first day of such Interest Period; divided by

     (b) a percentage equal to 100% minus the maximum rate on such date at which Bank is required to maintain reserves on "Euro-currency Liabilities" as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category;

all as conclusively determined by Bank, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

     "Eurodollar Lending Office" shall mean Bank's office located at Grand Cayman, British West Indies or such other branch of Bank, domestic or foreign, as it may hereafter designate as its Eurodollar Lending Office by notice to Companies.

     "Event of  Default"  shall mean any of the Events of Default  specified  in
Section 10 hereof.

     "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Bank from three Federal funds brokers of recognized standing selected by it.

     "Fixed Charge Coverage Ratio" shall mean as of any date of determination, a ratio, the numerator which shall be Net Income of the Companies for the four quarter period ending on such date, plus Companies' consolidated non-cash expenses for such period, and the denominator of which shall be the sum of the aggregate principal and interest payments paid or due and payable by Companies or any of them within such period, plus Companies' Capital Expenditures (but excluding any capital expenditure funded with the proceeds of cash equity contributions) during such period, all as determined on a consolidated basis in accordance with GAAP.

     "GAAP" shall mean, as of any applicable date of determination, generally accepted accounting principles consistently applied, as in effect on the date of this Agreement.

     "Guarantors" shall mean the Individual Guarantors, the Parent Guarantor and each other Person who/which on or after the date hereof executes a Guaranty in favor of Bank and "Guarantor" shall mean any of them.

     "Guaranty" shall mean any Guaranty by a Guarantor of the Indebtedness in form and substance acceptable to Bank, as amended from time to time and "Guaranties" means all of them.

     "Indebtedness" shall mean all loans, advances, indebtedness, obligations and liabilities of Companies to Bank under this Agreement, together with all other indebtedness, obligations and liabilities whatsoever of Companies to Bank whether or not arising under or in connection with the Loan Documents, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

     "Individual Guarantors" shall mean John E. Elliott II, Lawrence R. Kuhnert and each other individual which hereafter executes a Guaranty in favor of Bank.

     "Interest Period" shall mean with respect to any Eurodollar-based Advance or election of a Eurodollar-based Rate, a period of two (2) months (or any other period of time agreed to by Companies and Bank) as selected by Companies pursuant to the provisions of this Agreement commencing on the day a Eurodollar-based Advance is made, or on the effective date of an election of the Eurodollar-based Rate made under Section 3.

     "Loan Documents" shall mean collectively, this Agreement, the Note, the Guaranties, the Security Agreements, the Stock Pledge, the Advance Formula Agreement, the Subordination Agreement and any other instruments or agreements executed at any time pursuant to or in connection with any such documents.

     "Net Income"  shall mean, as of any date of  determination,  the net income
(or loss) of a Person for the four quarter period ending on the date of determination, as determined in accordance with GAAP.

     "Note" shall mean the Revolving Credit Note.

     "Ordinary Course Liens" shall mean with respect to any Person:

     (a) liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued, provided that provision for the payment of all such taxes has been made on the books of such Person as may be required by GAAP;

     (b) mechanics', materialmen's, banker's, carriers', warehousemen's and similar liens and encumbrances arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such liens and encumbrances shall have been duly suspended; and (ii) such provision for the payment of such liens and encumbrances has been made on the books of such Person as may be required by GAAP;

     (c) liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits and similar statutory obligations which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such liens shall have been duly suspended; and (ii) such provision for the payment of such liens has been made on the books of such Person as may be required by GAAP;

     (d) (i) liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States government or any agency thereof entered into in the ordinary course of business and (ii) liens incurred or deposits made in the ordinary course of business to secure the performance of statutory obligations, bids, leases, fee and expense arrangements with trustees and fiscal agents and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money, any lease-purchase arrangements or the payment of the deferred purchase price of property), provided that full provision for the payment of all such obligations set forth in clauses (i) and (ii) has been made on the books of such Person as may be required by GAAP; and

     (e) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which do not materially interfere with the business of such Person.

     "Overformula Amount" is defined in the Advance Formula Agreement.

     "Parent Guarantor" shall mean RKDA, Inc., a Michigan corporation, and its successors and assigns.

     "Person" or "person" shall mean any individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.

     "Prime Rate" shall mean the per annum interest rate established by Bank as its prime rate for its borrowers as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

     "Prime-based Advance" shall mean an Advance which bears interest at the Prime-based Rate.

     "Prime-based Rate" shall mean for any day a per annum interest rate which is the greater of (i) the Prime Rate or (ii) the Alternate Base Rate.

     "Request for Advance" shall mean a Request for Advance issued by Company under this Agreement in the form annexed to this Agreement as Exhibit "B".

     "Revolving  Credit" shall mean the revolving  credit facility  described in
Section 2 of this Agreement.

     "Revolving Credit Commitment Amount" shall mean Twelve Million Dollars ($12,000,000).

     "Revolving Credit Maturity Date" shall mean May 7, 2006.

     "Revolving Credit Note" shall mean the Note described in Section 2.1 hereof made by Companies to Bank in the form annexed to this Agreement as Exhibit "C".

     "Security Agreements" is defined in Section 5.2.

     "Stock Pledge" shall mean the Security Agreement (Negotiable Collateral) in the form annexed hereto as Exhibit "E" under which the Parent Guarantor and each other Person which becomes a holder of capital stock of Arcadia, grants Bank a first priority security interest in all of the issued and outstanding capital stock of Arcadia, as may be amended, restated, supplemented or replaced from time to time.

     "Stock Purchase Agreement" shall mean that certain Stock Purchase Agreement dated May 7, 2004, among Parent Guarantor, Arcadia, Addus and W. Andrew Wright, without taking into account any amendments thereto not approved in writing by Bank.

     "Subordinated Debt" shall mean, as of any applicable time of determination, any Debt of Companies (or any of them) which is subordinated in priority of payment or other terms to any of the indebtedness of Companies (or any of them) to Bank, in each case, pursuant to a Subordination Agreement.

     "Subordination Agreement" shall mean a written agreement executed and delivered by the holder of Subordinated Debt to, and in form and detail satisfactory to, Bank.

     "Subsidiary" shall mean a corporation or other entity of which more than fifty percent (50%) of the outstanding voting stock or other equity interests is owned by a Company, either directly or indirectly, through one or more intermediaries.

     "Tangible Effective Net Worth" shall mean, as of any applicable date of determination, Tangible Net Worth as of such date plus an amount equal to the outstanding principal amount of the Subordinated Debt as of such date.

     "Tangible Net Worth" shall mean as of any applicable time of determination thereof, the excess of (i) the net book value of the assets of Companies at such time (excluding receivables from officers, directors, employees or affiliates and excluding patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill and all other intangible assets of Companies at such time), after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), over (ii) the sum of the total Debt of Companies at such time, all as determined in accordance with GAAP.

2. THE INDEBTEDNESS: Revolving Credit; Fees

     2.1 Bank agrees to make Advances to Companies from time to time from the effective date hereof until the Revolving Credit Maturity Date, not to exceed the lesser of the Revolving Credit Commitment Amount, as in effect from time to time, or the amount of indebtedness permitted under the Advance Formula Agreement in aggregate principal amount at any one time outstanding. All of the Advances under the Revolving Credit shall be evidenced by the Revolving Credit Note under which advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement.

     2.2 The Revolving Credit Note shall mature on the Revolving Credit Maturity Date and each Advance from time to time outstanding thereunder shall bear interest at its Applicable Interest Rate. The amount and date of each Advance, its Applicable Interest Rate, its Interest Period, if applicable, and the amount and date of any repayment shall be noted on Bank's records, which records will be conclusive evidence thereof absent manifest error.

     2.3 Companies may request an Advance under the Revolving Credit upon the delivery to Bank of a Request for Advance executed by an authorized officer of Arcadia, subject to the following:

     (a) each such Request for Advance shall set forth the information required on the Request for Advance form annexed hereto as Exhibit "B";

     (b) each such Request for Advance shall be delivered to Bank by 11:00 a.m. Detroit time on the proposed date of Advance in the case of a Prime-based Advance and by 11:00 a.m. Detroit time on the third Business Day preceding the proposed date of Advance in the case of a Eurodollar-based Advance;

     (c) the principal amount of such Advance, plus the amount of any outstanding indebtedness to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be in the case of a Eurodollar-based Advance at least $1,000,000 or any larger amount in $500,000 increments;

     (d) a Request for Advance, once delivered to Bank, shall not, without Bank's consent, be revocable by Companies;

     (e) no more than five (5) Interest Periods may be in effect at any one time for Eurodollar-based Advances.

     Bank may, at its option, lend under this Section 2 upon the telephone request of an authorized officer of Arcadia and, in the event Bank makes any such advance upon a telephone request, the requesting officer shall, if so requested by Bank, mail to Bank, on the same day as such telephone request, a Request for Advance in the form attached as Exhibit "B". Companies hereby authorize Bank to disburse advances under this Section 2 pursuant to the telephone instructions of any person purporting to be an authorized officer of Arcadia and Companies shall bear all risk of loss resulting from disbursements made upon any telephone request. Each telephone request for an Advance shall constitute a certification of the matters set forth in the Request for Advance form as of the date of such requested Advance.


     2.4 The initial Advance shall be in the amount of $11,500,000 and shall be used to make a dividend or distribution to the Parent Guarantor to finance or refinance the acquisition of the stock of Arcadia from Addus. The proceeds of all other Advances under the Revolving Credit Note shall be used solely for working capital purposes.

     2.5 The aggregate principal amount at any one time outstanding under the Revolving Credit Note shall never exceed the formula set forth in the Advance Formula Agreement or in any Advance Formula Agreement delivered by Companies to Bank in substitution therefor. Companies shall immediately make all payments necessary to comply with this provision.

     2.6 In consideration of the Revolving Credit, Companies shall pay Bank an annual, non-refundable, commitment fee which fee for the first year shall be deemed fully earned by Bank upon execution of this Agreement by Companies and Bank. The commitment fee for the first year of the loan shall be in the amount of $50,000 and shall be payable in twelve monthly installments of $4,166.67 each, commencing on the date of this Agreement and on the first Business Day of each month thereafter. The commitment fee for each subsequent year of the loan shall be earned at the commencement of such subsequent year and shall be in the amount of $10,000 and shall be due and payable on May 7 of each year commencing May 7, 2005, until the Revolving Credit Maturity Date.

     2.7 Companies agree to pay Bank a non-refundable, unused fee on the average daily balance of the unused portion of the Revolving Credit at the rate per annum equal to one eighth of one percent (.125%) of the Revolving Credit Commitment Amount for the average number of days elapsed using a year of 360 days. The commitment fee shall be payable quarterly in arrears on the first Business Day of each March, June, September and December, commencing June 1, 2004, and on the Revolving Credit Maturity Date.

     2.8 Companies shall pay Bank a non-refundable Overformula fee of $22,500, payable in twelve monthly installments of $1,875 each, commencing on the date of this Agreement and on the first Business Day of each month thereafter, which fee shall be deemed fully earned by Bank upon execution of this Agreement by Companies and Bank.

3. INTEREST, INTEREST PERIODS, CONVERSIONS, PREPAYMENTS.

     3.1 Advances under the Revolving Credit shall bear interest from the date thereof on the unpaid principal balance thereof from time to time outstanding, at a rate per annum equal to the Prime-based Rate or the Eurodollar-based Rate, as the Companies may elect subject to the provisions of this Agreement. With respect to Prime-based Advances, interest shall be payable monthly in arrears on the first Business Day of each month, commencing on April 1, 2004, and at maturity. With respect to Eurodollar-based Advances, interest shall be payable in arrears on the last day of each Interest Period applicable thereto, provided, however, if such Interest Period is longer than three months, interest shall be payable three months following the first day of such Interest Period and on the last day of such Interest Period. Notwithstanding the foregoing, from and after the occurrence of any Event of Default and solely during the continuation thereof, the Advances shall bear interest, payable on demand, at a rate per annum equal to: (i) in the case of Prime-based Advances, three percent (3%) above the Prime-based Rate; and (ii) in the case of Eurodollar-based Advances, three percent (3%) above the rate which would otherwise be applicable under this
Section 3.1 until the end of the then current Interest Period, at which time such Advance shall bear interest at the rate provided for in clause (i) of this
Section 3.1. Interest on all Advances shall be calculated on the basis of a 360 day year for the actual number of days elapsed, except that interest accruing at the Eurodollar-based Rate shall be assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto but not including the last day thereof. The interest rate with respect to any Prime-based Advance shall change on the effective date of any change in the Prime-based Rate.

     3.2 Each Interest Period for a Eurodollar-based Advance shall commence on the date such Eurodollar-based Advance is made or is converted from an Advance of another type pursuant to Section 3.3 hereof or on the last day of the immediately preceding Interest Period for such Eurodollar-based Advance, and shall end on the date one, two or three months thereafter (or any other date agreed to by Companies and Bank), as the Companies may elect as set forth below, subject to the following:

     (i) no Interest Period shall extend beyond the Revolving Credit Maturity Date; and

     (ii) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless the next succeeding Business Day falls in another calendar month, in which case, such Interest Period shall end on the immediately preceding Business Day and when an Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Interest Period is to end, it shall end on the last Business Day of such calendar month.

The Companies shall elect the initial Interest Period applicable to a Eurodollar-based Advance by its Request for Advance given to the Bank pursuant to Section 2.3 or by its notice of conversion given to the Bank pursuant to
Section 3.3, as the case may be. Provided that no Event of Default shall have occurred and be continuing, the Companies may elect to continue an Advance as a Eurodollar-based Advance by giving irrevocable written, telephonic or telegraphic notice thereof to the Bank, before 11:00 a.m. on the third Business Day immediately preceding the last day of the then current Interest Period applicable to such Eurodollar-based Advance, specifying the duration of the succeeding Interest Period therefor. If the Bank does not receive timely notice of the election and the Interest Period elected by the Companies, the Companies shall be deemed to have elected to convert such Eurodollar-based Advance to a Prime-based Advance at the end of the then current Interest Period.

     3.3 Provided that no Event of Default shall have occurred and be continuing, the Companies may, on any Business Day, convert any outstanding Advance into an Advance of another type in the same aggregate principal amount, provided that any conversion of a Eurodollar-based Advance shall be made only on the last Business Day of the then current Interest Period applicable to such Advance. If the Companies desire to convert an Advance, it shall give the Bank written, telephonic or telegraphic notice, specifying the date of such conversion, the Advances to be converted, the type of Advance elected and, if the conversion is into a Eurodollar-based Advance, the duration of the first Interest Period therefor, which notice shall be given not later than 11:00 a.m. Detroit time on the applicable date of conversion in the case of conversion to a Prime-based Advance and not later than 11:00 a.m. Detroit time on the third Business Day immediately preceding the date of conversion in the case of conversion to a Eurodollar-based Advance.

     3.4 Companies may prepay all or part of the outstanding balance of the Prime-based Advance(s) under the Note at any time without premium or penalty. Upon three (3) Business Days' prior notice to Bank, Companies may prepay all or part of any Eurodollar-based Advance, provided that the amount of any such partial prepayment shall be at least $250,000 and the unpaid portion of such Advance which is refunded or converted under Section 3.3 shall be subject to the limitations of Section 2.3(c). Any prepayment of a Prime-based Advance or any prepayment of a Eurodollar-based Advance on the last day of the Interest Period therefor made in accordance with this Section shall be without premium, penalty or prejudice to Companies' right to reborrow under the terms of this Agreement. Any other prepayment shall be subject to the provisions of Section 4.1 hereof.

4. SPECIAL PROVISIONS, CHANGES IN CIRCUMSTANCES AND YIELD PROTECTION.

     4.1 If Companies make any payment of principal with respect to any Eurodollar-based Advance on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, or otherwise), or if Companies fail to borrow any Eurodollar-based Advance after notice has been given by Companies to Bank in accordance with the terms hereof requesting such Advance, or if Companies fail to make any payment of principal or interest when due in respect of a Eurodollar-based Advances, Companies shall reimburse Bank on demand for any resulting loss, cost or expense incurred by Bank as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Bank shall have funded or committed to fund such Advance. Such amount payable by Companies to Bank may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) provided under this Agreement, over (b) the amount of interest (as reasonably determined by
Bank) which would have accrued to Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Calculation of any amounts payable to Bank under this paragraph shall be made as though Bank shall have actually funded or committed to fund the relevant Eurodollar-based Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that Bank may fund any
Eurodollar-based Advance in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Companies, Bank shall deliver to Companies a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.

     4.2 For any Interest Period for which the Applicable Interest Rate is the Eurodollar-based Rate, if Bank shall designate a Eurodollar Lending Office which maintains books separate from those of the rest of Bank, Bank shall have the option of maintaining and carrying the relevant Advance on the books of such Eurodollar Lending Office.

     4.3 If with respect to any Interest Period, Bank reasonably determines that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in Eurodollars in the applicable amounts are not being offered to the Bank for such Interest Period, then Bank shall forthwith give notice thereof to the Companies. Thereafter, until Bank notifies Companies that such circumstances no longer exist, the obligation of Bank to make Eurodollar-based Advances, and the right of Companies to convert an Advance to or refund an Advance as a Eurodollar-based Advance shall be suspended.

     4.4 If, after the date hereof, the introduction or implementation of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for the Bank (or its Eurodollar Lending Office) to honor its obligations hereunder to make or maintain any Advance, Bank shall forthwith give written notice thereof to Companies. Thereafter (a) the obligations of Bank to make Eurodollar-based Advances and the right of Companies to convert an Advance or refund an Advance as a Eurodollar-based Advance shall be suspended and thereafter Companies may select as Applicable Interest Rates only those which remain available, and (b) if Bank may not lawfully continue to maintain an Advance to the end of the then current Interest Period applicable thereto, the Prime-based Rate shall be the Applicable Interest Rate for the remainder of such Interest Period.

     4.5 If the adoption or implementation after the date hereof of, or any change after the date hereof in, any applicable law, rule or regulation of any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

     (a) shall subject Bank (or its Eurodollar Lending Office) to any tax, duty or other charge with respect to any Advance or the Note or shall change the basis of taxation of payments to Bank (or its Eurodollar Lending Office) of the principal of or interest on any Advance or the Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its Eurodollar Lending Office imposed by any jurisdiction in which Bank is organized or engaged in business); or

     (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank (or its Eurodollar Lending Office) or shall impose on Bank (or its Eurodollar Lending Office) or the foreign exchange and interbank markets any other condition affecting any Advance or the Note;

and the result of any of the foregoing is to increase the costs to Bank of maintaining any part of the indebtedness hereunder or to reduce the amount of any sum received or receivable by Bank under this Agreement or under the Note, by an amount deemed by the Bank to be material, then Bank shall promptly notify Companies of such fact and demand compensation therefor and, within fifteen days after demand by Bank in writing, Companies agree to pay to Bank such additional amount or amounts as will compensate Bank for such increased cost or reduction. Bank will promptly notify Companies of any event of which it has knowledge which will entitle Bank to compensation pursuant to this Section. A certificate of Bank setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusively presumed to be correct save for manifest error. Bank agrees that, as promptly as practical after it becomes aware of the occurrence of any event or the existence of a condition that will cause Bank to be entitled to compensation under this Section, it will, to the extent not inconsistent with Bank's internal policies, use reasonable efforts to make, fund or maintain any affected Eurodollar-based Advance through another lending office of Bank if as a result thereof the additional monies which would otherwise be required to be paid in respect of such Eurodollar-based Advance would be materially reduced and if, as determined by Bank, in its reasonable discretion, the making, funding or maintaining of such Eurodollar-based Advance through such other lending office would not materially adversely affect such Advance or portion of a loan or Bank. Companies shall pay all reasonable expenses incurred by Bank in utilizing another lending office pursuant to this Section.

     4.6 In the event that at any time after the date of this Agreement any change in law such as described in Section 4.5, hereof, shall, in the reasonable opinion of Bank require that the credit provided under this Agreement be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by Bank or any corporation controlling Bank and such change has or would have the effect of reducing the rate of return on Bank's or Bank's parent's capital or assets as a consequence of the Bank's obligations hereunder to a level below that which Bank or Bank's parent would have achieved but for such change, then Bank shall notify Companies in writing and demand compensation therefor and, within fifteen days after demand by Bank, Companies agree to pay to Bank such additional amount or amounts as will compensate Bank for such reduction. Bank will promptly notify Companies in writing of any event of which it has knowledge which will entitle Bank to compensation pursuant to this Section. A certificate of Bank setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusively presumed to be correct save for manifest error.

5. CONDITIONS

     5.1 Companies agree to furnish Bank prior to the initial borrowing under this Agreement, in form and substance to be satisfactory to Bank, with (i) certified copies of resolutions of the Boards of Directors of Companies evidencing approval of the borrowings and transactions contemplated hereunder;
(ii) a certificate of good standing from the state of each Company's incorporation and from the state(s) in which each of them is required to be qualified to do business; (iii) the other Loan Documents; (iv) a borrowing base report and (v) such other documents, instruments and legal opinions as Bank may require.

     5.2 As security for all Indebtedness of Companies to Bank hereunder, Companies agree to furnish, execute and deliver to Bank, or cause to be furnished, executed and delivered to Bank, prior to or simultaneously with the initial borrowing hereunder, in form to be satisfactory to Bank and supported by appropriate resolution in certified form authorizing same, the following:

     (a) Security Agreements granting to Bank security interests in all of each of the Companies' tangible and intangible personal property, whether now owned or hereafter acquired, including, without limitation, all accounts, equipment, inventory, general intangibles and chattel paper ("Security Agreements");

     (b) A Subordination Agreement from Addus whereby Addus subordinates indebtedness of Arcadia to Arcadia's indebtedness to Bank;

     (c)  The Stock Pledge;

     (d)  The Guaranties;

     (e) Financing Statements required or requested by Bank to perfect all security interests to be conferred upon Bank under this Agreement and to accord Bank a perfected first priority security position under the Uniform Commercial Code (subject only to the encumbrances permitted hereunder); and

     (f) Such other documents or agreements of security and appropriate assurances of validity and perfected first priority of lien or security interest as Bank may reasonably request at any time.

     5.3 As a condition to the initial  Advance,  Companies  shall have provided
Bank evidence of satisfaction of conditions precedent set forth in the commitment letter dated March 23, 2004.

6. REPRESENTATIONS AND WARRANTIES

     Each of the Companies represents and warrants and such representations and warranties shall be deemed to be continuing representations and warranties during the entire life of this Agreement:

     6.1 It is a corporation duly organized and existing in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business and in good standing in every jurisdiction in which such qualification is material to its business and operation or the ownership or lease of its properties; execution, delivery and performance of this Agreement and other documents and instruments required under this Agreement, and the issuance of the Note by Companies are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of its Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency or authority; and this Agreement and the other documents and instruments required under this Agreement and the Note, when issued and delivered, will be valid and binding in accordance with their terms.

     6.2 The execution, delivery and performance of this Agreement and any other documents and instruments required under this Agreement, and the issuance of the Note by Companies are not in contravention of the unwaived terms of any indenture, agreement or undertaking to which any Company is a party or by which any Company is bound.

     6.3 Except as may be set forth in Schedule 6.3, no litigation or other proceeding before any court or administrative agency is pending, or to the knowledge of its officers is threatened against Companies or any Subsidiary of any of the Companies, the outcome of which could materially impair any of the Companies' or any Subsidiary's financial condition or their ability to carry on their businesses taken as a whole.

     6.4 There are no security interests in, or liens, mortgages, or other encumbrances on any of Companies' or any Subsidiary's assets, except to Bank, or as permitted in this Agreement.

     6.5 None of the Companies nor any Subsidiary maintains or contributes to any employee pension benefit plan subject to title IV of the "Employee Retirement Income Security Act of 1974" (herein called "ERISA"), except the plans described in attached Schedule 6.5. There is no unfunded past service liability of the pension plan and there is no accumulated funding deficiency within the meaning of ERISA, or any existing material liability with respect to any pension plan owed to the Pension Benefit Guaranty Corporation ("PBGC") or any successor thereto, except any funding deficiency for which an application to the PBGC for waiver is pending or for which a waiver has been granted by the PBGC.

     6.6 The financial statements of Companies dated January 31, 2004, previously furnished Bank, are complete and correct in all material respects and fairly present the financial condition of Companies and their consolidated Subsidiaries as of their respective dates; since January 31, 2004, there has been no material adverse change in the financial condition of any of the Companies or any of the Subsidiaries; to the knowledge of its officers, none of the Companies nor any of the Subsidiaries has any contingent obligations (including any liability for taxes) not disclosed by or reserved against in said financial statements and at the present time there are no material unrealized or anticipated losses from any present commitment of any of the Companies or Subsidiaries.

     6.7 All tax returns and tax reports of Companies and each Subsidiary required by law to have been filed have been duly filed or extensions obtained, and all taxes, assessments and other governmental charges or levies (other than those presently payable without penalty and those currently being contested in good faith for which adequate reserves have been established) upon Companies or any Subsidiary (or any of its properties) which are due and payable have been paid for which the failure to pay would materially adversely affect its business or the value of its property or assets (taken as a whole). The charges, accruals and reserves on the books of Companies and the Subsidiaries in respect of the Federal income tax for all periods are adequate in the opinion of Companies.

     6.8 All of the issued and outstanding capital stock of Arcadia is owned by the Parent Guarantor. Except as disclosed on Schedule 6.8 annexed hereto, there are no Subsidiaries of any Company.

     6.9 Each Company and its Subsidiaries are, in the conduct of their business, in compliance in all material respects with all federal, state or local laws, statutes, ordinances and regulations applicable to any of them, the enforcement of which, if such Company or any Subsidiary were not in compliance, would reasonably be expected to materially adversely affect its business or the value of its property or assets (taken as a whole). Each Company and its Subsidiaries have all approvals, authorizations, consents, licenses, orders and other permits of all governmental agencies and authorities, whether federal, state or local, required to permit the operation of their business as presently conducted, except such approvals, authorizations, consents, licenses, orders and other permits with respect to which the failure to have would reasonably be expected to materially adversely affect its business or the value of its property or assets (taken as a whole).

     6.10 Except as may be set forth in Schedule 6.10, none of the Companies nor any Subsidiary is party to any litigation or administrative proceeding, nor so far as is known by it is any litigation or administrative proceeding threatened against it or any other Company or Subsidiary, which in either case (A) asserts or alleges that any of the Companies or any Subsidiary violated Environmental Laws (as defined herein), (B) asserts or alleges that any of the Companies or any Subsidiary is required to clean up, remove, or take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials, or (C) asserts or alleges that any of the Companies or any Subsidiary is required to pay all or a portion of the cost of any past, present, or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials by any of the Companies or any Subsidiary.

     6.11 To the best of its knowledge, after due inquiry, except as otherwise previously disclosed in writing by Companies to Bank, there are no conditions existing currently or likely to exist during the term of this Agreement which would subject any of the Companies or any Subsidiary to material damages, penalties, injunctive relief or cleanup costs under any applicable Environmental Laws or which require or are likely to require material cleanup, removal, remedial action or other response pursuant to applicable Environmental Laws by any of the Companies or any Subsidiary.

     6.12 None of the Companies nor any Subsidiary is subject to any judgment, decree, order or citation related to or arising out of applicable Environmental Laws and to the best of its knowledge, after due inquiry, except as otherwise previously disclosed in writing to the Bank, neither of the Companies nor any Subsidiary has been named or listed as a potentially responsible party by any governmental body or agency in a matter arising under any applicable Environmental Laws.

     6.13 Each of the Companies and the Subsidiaries have all material permits, licenses and approvals required under applicable Environmental Laws.

     6.14 None of the Companies is an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended. None of the Companies is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock, and none of the proceeds of any of the loans hereunder will be used, directly or indirectly, for any purpose which would violate the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this paragraph with such meanings.

     6.15 Each Company has good and valid title to the property pledged, mortgaged or otherwise encumbered or to be encumbered by it under the Loan Documents to which such Company is a party.

     6.16 Schedule 6.16 annexed hereto is a complete list of all premises where tangible personal property of the Companies is located.

7. AFFIRMATIVE COVENANTS

     Each of the Companies covenants and agrees that it will, and it will cause each of its Subsidiaries, so long as Bank may make any Advance under this Agreement and thereafter so long as any Indebtedness remains outstanding under this Agreement:

     7.1 Furnish Bank:

     (a) prompt notification of any condition or event which constitutes or with the running of time and/or the giving of notice would constitute an Event of Default under this Agreement, and promptly inform the Bank of any material adverse change in any of the Companies' or any Subsidiary's financial condition;

     (b) as soon as available and in any event within 30 days after and as of the end of each month, the consolidated and consolidating balance sheets and statements of profit and loss and surplus of the Companies and their consolidated Subsidiaries, duly certified (subject to year-end audit adjustments) by the chief financial officer of each of the Companies as having been prepared in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 6.6;

     (c) as soon as available and in any event within 30 days after and as of the end of each month, the balance sheet and statements of profit and loss and surplus of the Parent Guarantor duly certified (subject to year-end audit adjustments) by the chief financial officer of Parent Guarantor as having been prepared in accordance with the GAAP consistent with those applied by Arcadia in the preparation of the financial statements referred to in Section 6.6;

     (d) as soon as available and in any event within 120 days after and as of the end of each fiscal year of the Companies, consolidated and consolidating audited financial statements of Companies and their consolidated Subsidiaries, including a balance sheet, statements of income and retained earnings and changes in financial position for such year, prepared in accordance with GAAP and certified by independent certified public accountants reasonably acceptable to the Bank;

     (e) as soon as available and in any event within 120 days after and as of the end of each fiscal year of the Parent Guarantor, the financial statements of the Parent Guarantor, including a balance sheet, statements of income and retained earnings and changes in financial position for such year, prepared in accordance with the GAAP and certified by independent certified public accountants reasonably acceptable to Bank;

     (f) within ten (10) days after and as of the end of each month, a detailed aging of Accounts and accounts payable and an inventory report in form acceptable to Bank, certified by an officer of each of the Companies;

     (g) on Thursday of each week and as of Thursday of the previous week, a borrowing base report in form acceptable to Bank, certified by an officer of each of the Companies;

     (h) on or before April 30 of each year and as of a date not more than 60 days prior thereto, an updated personal financial statement for each Individual Guarantor in form acceptable to Bank and certified by such Guarantor as to accuracy and completeness;

     (i) such information as required by the terms and conditions of the Advance Formula Agreement and any security agreements referred to in this Agreement; and

     (j) from time to time, such further information regarding the business affairs and financial condition of the Companies as the Bank may reasonably request.

     7.2 Pay and discharge, and cause its Subsidiaries to pay and discharge, all taxes and other governmental charges and all contractual obligations calling for the payment of money, before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith and, if required by Bank, bonded in a manner satisfactory to Bank.

     7.3 Maintain, and cause its Subsidiaries to maintain, insurance coverage on their physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature, and in the event of acquisition of additional property, real or personal, or of incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice would dictate; and in the case of all policies covering property mortgaged or pledged to Bank or property in which Bank shall have a security interest of any kind whatsoever, other than those policies protecting against casualty liabilities to strangers, all such insurance policies shall provide that the loss payable thereunder shall be payable to Companies and Bank as their respective interests may appear; copies of all said policies, including all endorsements thereon and those required hereunder, to be deposited with Bank.

     7.4 Permit, and cause its Subsidiaries to permit, Bank, through its authorized attorneys, accountants, and representatives, to examine each Company's and its Subsidiaries' books, accounts, records, ledgers and assets of every kind and description at all reasonable times upon oral or written request of Bank, including, without limitation, collateral audits of Companies at the expense of Companies; provided, however, so long as no Default or Event of Default has occurred and is continuing, Companies shall not be required to reimburse Bank for more than three (3) such audits from the date hereof through May 7, 2005, and for more than two (2) such audits during each twelve month period thereafter.

     7.5 Promptly notify Bank of any condition or event which constitutes or with the running of time and/or the giving of notice would constitute a default under this Agreement, and promptly inform Bank of any material adverse change in any Company's or any Subsidiary's financial condition.

     7.6 Furnish to the Bank concurrently with the delivery of each of the financial statements required by Section 7.1(a) and (b) hereof, a statement prepared and certified by the chief financial officer of Arcadia (or in his absence,  a  responsible  senior  officer  of  Arcadia)  (a)  setting  forth all computations necessary to show compliance by Companies with the financial covenants contained in Sections 7.11 and 7.12 of this Agreement as of the date of such financial statements, (b) stating that as of the date thereof, no condition or event which constitutes an event of default or which with the running of time and/or the giving of notice would constitute an event of default has occurred and is continuing, or if any such event or condition has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action taken with respect thereto taken or contemplated to be taken by Companies and (c) stating that the signer has personally reviewed this Agreement and that such certificate is based on an examination sufficient to assure that such certificate is accurate.

     7.7 Maintain in good standing, and cause each Subsidiary to maintain in good standing, all licenses required by the State of Michigan or any agency thereof, or other governmental authority that may be necessary or required for Companies or any Subsidiary to carry on its general business objects and purposes.

     7.8 Furnish, and cause each Subsidiary to furnish, Bank, upon Bank's request, in form satisfactory to Bank with pledges, assignments, mortgages, lien instruments or other security instruments covering any or all of each Company's and each Subsidiary's real or personal property, of every nature and description, whether now owned or hereafter acquired, to the extent that Bank may in its sole reasonable discretion require.

     7.9 Comply, and cause each Subsidiary to comply, with all requirements imposed by ERISA as presently in effect or hereafter promulgated including, but not limited to, the minimum funding requirements of the Pension Plans.

     7.10 Promptly notify Bank after the occurrence thereof in writing of any of the following events:

     (a) the termination of any Company's or any Subsidiary's Pension Plan pursuant to Subtitle C of Title IV of ERISA or otherwise;

     (b) the appointment of a trustee by a United States District Court to administer the Pension Plan;

     (c) the commencement by the Pension Benefit Guaranty Corporation, or any successor thereto of any proceeding to terminate any Company's or any Subsidiary's Pension Plan;

     (d) the failure of any Company's or any Subsidiary's Pension Plan to satisfy the minimum funding requirements for any plan year as established in Section 412 of the Internal Revenue Code of 1954, as amended;

     (e)  the withdrawal of any Company or any  Subsidiary  from a Pension Plan;
          or

     (f)  a reportable event, within the meaning of Title IV of ERISA.

     7.11 Maintain at all times, commencing April 30, 2005, Tangible Effective Net Worth of not less than $100,000.

     7.12 Maintain as of the end of each fiscal quarter of Companies, commencing with the fiscal quarter ending December 31, 2004, a Fixed Charge Coverage Ratio of not less than 1.15 to 1.0.

     7.13 Maintain all cash collection and general disbursement accounts with Bank.

     7.14 Furnish, and cause each Person which becomes a holder of the capital stock of Arcadia after the date hereof to furnish, Bank contemporaneously with the acquisition of such stock, a Stock Pledge, together with delivery of the original stock certificate(s) and a stock assignment(s) duly executed in blank, all in form satisfactory to Bank, supported by appropriate resolutions in certified form authorizing same, as applicable. Nothing set forth in this Section shall constitute Bank's consent to the acquisition by any Person of any of the capital stock of Arcadia.

     7.15 Promptly furnish Bank with notice of any merger or acquisition of the Parent Guarantor into, with or by any other Person.

8. NEGATIVE COVENANTS

     Each of the Companies covenants and agrees that, so long as Bank may make any Advances under this Agreement and thereafter so long as any Indebtedness remains outstanding under this Agreement, it will not, and it will not permit its Subsidiaries to, without the prior written consent of Bank:

     8.1 Purchase, acquire, issue (except as permitted in Section 8.9) or redeem any of its capital stock or make any material change in its capital structure.

     8.2 Enter into any merger or consolidation or sell, lease, transfer, or dispose of all, substantially all, or any part of its assets, (i) except sales of Inventory in the ordinary course of its business, (ii) dispositions of obsolete equipment to the extent not exceeding $100,000 during any single fiscal year, and (iii) sales, transfers and dispositions of other assets not described in subclauses (i) and (ii) and not in excess of $100,000 during any single fiscal year.

     8.3 Guarantee, endorse, or otherwise become secondarily liable for or upon the obligations of others, except by endorsement for deposit in the ordinary course of business and guaranties in favor of Bank.

     8.4 Purchase or otherwise acquire or become obligated for the purchase of all or substantially all of the assets or business interests of any person, firm or corporation or any shares of stock of any corporation, trusteeship or association or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition.

     8.5 Become or remain obligated for any indebtedness for borrowed money, or for any indebtedness incurred in connection with the acquisition of any property, real or personal, tangible or intangible, except:

     (a)  indebtedness to Bank;

     (b) current unsecured trade payables and accrued liabilities arising in the ordinary course of any Company's business;

     (c)  the Subordinated Debt owed to Addus;

     (d)  indebtedness owing from one Company to another Company;

     (e) indebtedness not to exceed $150,000 in the aggregate at any time outstanding secured by purchase money liens permitted by Section 8.6(b); and

     (f) other unsecured indebtedness not exceeding $75,000 at any time outstanding.

     8.6 Affirmatively pledge or mortgage any of its assets, whether now owned or hereafter acquired, or create, suffer or permit to exist any lien, security interest in, or encumbrance thereon, except (collectively, the "Permitted Liens"):

     (a)  to Bank;

     (b) liens and security interests upon fixed assets acquired by a Company after the date of this Agreement (including by virtue of a Capital Lease) to secure the indebtedness permitted by Section 8.5(e) provided that (i) any such lien or security interest is created solely for the purpose of securing indebtedness representing, or incurred to finance, the cost of the item of property subject thereto; (ii) the principal amount of the indebtedness secured by such lien does not exceed 100% of the fair value of the property at the time it was acquired, and
          (iii) the lien or security interest does not cover any other property other than such item of property.

     (c)  the Ordinary Course Liens; and

     (d)  liens described on Schedule 8.6 (if any).

     8.7 Sell, assign, transfer or confer a security interest in any account, contract, note, trade acceptance or other receivable, except to Bank.

     8.8 Materially alter the character of its businesses from that conducted as of the date of this Agreement.

     8.9 Declare or pay any dividends or make any other distribution upon its shares of capital stock except dividends payable in the capital stock of Companies and dividends by a Subsidiary of a Company to a Company; provided, however, after the Overformula Amount has been reduced to $0, and, provided that immediately prior to and after giving effect to any such declaration or payment no Default or Event of Default has occurred and is continuing, Arcadia may declare or pay cash dividends or make any other distributions upon its shares of capital stock not to exceed $500,000 in the aggregate during any fiscal year of Arcadia.

     8.10 Enter into any transaction or series of transactions with any Affiliate other than on terms and conditions as favorable to Companies as would be obtainable in a comparable arms-length transaction with a Person other than an Affiliate.

     8.11 Make or allow to remain outstanding any investment (whether such investment shall be of the character of investment in shares of stock, evidences of indebtedness or other securities or otherwise) in, or any loans or advances to, any person, firm, corporation or other entity or association, except:

     (a) advances made for expenses or purchases in the ordinary course of business; and

     (b)  loans or advances made by a Company to another Company.

     8.12 Allow any fact, condition or event to occur or exist with respect to any employee pension and/or profit sharing plan of any of the Companies or any Subsidiaries, which shall constitute grounds for termination of such plan by the PBGC or for the appointment by a United States District Court of a trustee to administer any such plan.

     8.13 Enter into or become subject to any agreement (other than this Agreement) (i) prohibiting the creation or assumption of any lien or encumbrance upon the properties or assets of any Company or (ii) requiring an obligation to become secured (or further secured) if another obligation is secured or further secured.

     8.14 Make any payment of the Subordinated Debt unless and to the extent any such payment, redemption or conversion is permitted under the terms of the applicable Subordination Agreement.

9.       ENVIRONMENTAL PROVISIONS

     9.1 For the purposes of this Agreement the term "Environmental Laws" shall mean all federal, state and local laws including statutes, regulations, ordinances, codes, rules, and other governmental restrictions and requirements, relating to environmental pollution, contamination or other impairment of any nature, any hazardous or other toxic substances of any nature, whether liquid, solid and/or gaseous, including smoke, vapor, fumes, soot, acids, alkalis, chemicals, wastes, by-products, and recycled materials. Environmental Laws shall include but not be limited to the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act of 1986, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, regulations of any state department of natural resources or state environmental protection agency now or at any time hereafter in effect and local health department ordinances.

     9.2 Each of the Companies shall timely comply in all material respects with all applicable Environmental Laws.

     9.3 Each of the Companies shall provide to the Bank, immediately upon receipt, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree, or other document from any source asserting or alleging a circumstance or condition which requires or may require a financial contribution by any of the Companies or any Subsidiary or a cleanup, removal, remedial action, or other response by or on the part of either of the Companies or any Subsidiary under applicable Environmental Laws or which seeks damages or civil, criminal or punitive penalties from any Company or any Subsidiary for an alleged violation of Environmental Laws.

     9.4 Each of the Companies shall promptly notify the Bank in writing as soon as it becomes aware of any condition or circumstance which makes the environmental warranties contained in this Agreement incomplete or inaccurate in any material respect as of any date.

     9.5 In the event of any condition or circumstance that makes any environmental warranty, representation and/or agreement incomplete or inaccurate in any material respect as of any date, Companies shall, at their sole expense, if reasonably requested by Bank, retain an environmental professional consultant, reasonably acceptable to Bank, to conduct a thorough and complete environmental audit regarding the changed condition and/or circumstance and any environmental concerns arising from that changed condition and/or circumstance. A copy of the environmental consultant's report will be promptly delivered to both Bank and Companies upon completion.

     9.6 At any time if any of the Companies, directly or indirectly through any professional consultant or other representative, determines to undertake an environmental audit, assessment or investigation, it shall promptly provide the Bank with written notice of the initiation of the environmental audit, fully describing the purpose and intended scope of the environmental audit. Upon receipt, Companies will promptly provide to the Bank copies of all final findings and conclusions of any such environmental investigation. Preliminary findings and conclusions shall be provided if final reports have not been completed and delivered to the Bank within 60 days following completion of the preliminary findings and conclusions.

     9.7 Each of the Companies hereby indemnifies, saves and holds the Bank and any of its past, present and future officers, directors, shareholders, employees, representatives and consultants harmless from any and all loss, damages, suits, penalties, costs, liabilities and expenses (including but not limited to reasonable investigation, environmental audit(s), and legal expenses) arising out of any claim, loss or damage of any property, injuries to or death of persons, contamination of or adverse affects on the environment, or any violation of any applicable Environmental Laws, caused by or in any way related to any property owned, leased or operated by Companies, or due to any acts of either of the Companies, its officers, directors, shareholders, employees, consultants and/or representatives. In no event shall either of the Companies be liable hereunder for any loss, damages, suits, penalties, costs, liabilities or expenses arising from any intentional wrongful act or act of gross negligence of the Bank, or its agents or employees.

     It is expressly understood and agreed that the indemnification granted herein is intended to protect the Bank, its past, present and future officers, directors, shareholders, employees, consultants and representatives from any claims that may arise by reason of the security interest, liens and/or mortgages granted to the Bank, or under any other document or agreement given to secure repayment of any indebtedness from either of the Companies, whether or not such claims arise before or after the Bank has foreclosed upon and/or otherwise become the owner of any such property. All obligations of indemnity as provided hereunder shall be secured by the collateral documents.

     It is expressly agreed and understood that the provisions  hereof shall and
are  intended  to  be  continuing   and  shall  survive  the  repayment  of  any
indebtedness from Companies to the Bank.

     9.8 Each of the Companies and its Subsidiaries have and shall maintain all permits, licenses and approvals required under applicable Environmental Laws.

10. EVENTS OF DEFAULT

     10.1 Upon occurrence of any of the following events of default:

     (a) non-payment of any installment of the principal or interest on the Note when due, or non-payment of any other outstanding Indebtedness when due, and (in each case) continuance thereof for five (5) Business Days;

     (b) default in the observance or performance of any of the conditions, covenants or agreements of Companies set forth in Sections 7.1, 7.3, 7.4, 7.5, 7.6, 7.10, 7.11, 7.12, 7.13, 7.14, 7.15 or 8 (in its
          entirety);

     (c) default in observance or performance of any of the other conditions, covenants or agreements of any Company herein set forth, and continuance thereof for thirty (30) days after written notice to Companies by Bank;

     (d) any material representation or warranty made by any Company herein or in any instrument submitted pursuant hereto proves untrue in any material respect when made or deemed made;

     (e) default in the observance or performance of any of the conditions, covenants or agreements of any Company set forth in any collateral document of security which may be given to secure the indebtedness hereunder or in any other document related to or connected with this Agreement or the indebtedness hereunder, and lapse of any applicable grace or cure period;

     (f) default in the payment of any other obligation of any Company, any of its Subsidiaries or any Guarantor for borrowed money in an aggregate amount in excess of Twenty Thousand Dollars ($20,000), or in the observance or performance of any conditions, covenants or agreements related or given with respect to any obligations for borrowed money in an aggregate amount in excess of Twenty Thousand Dollars ($20,000) sufficient to permit the holder thereof to accelerate the maturity of such obligation;

     (g) judgments for the payment of money in excess of the sum of Twenty Thousand Dollars ($20,000) in the aggregate shall be rendered against any Company, any of its Subsidiaries or any Guarantor and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) consecutive days from the date of its entry and such judgment is not covered by insurance from a solvent insurer who is defending such action without reservation of rights;

     (h) the occurrence of any "reportable event", as defined in the Employee Retirement Income Security Act of 1974 and any amendments thereto, which is determined to constitute grounds for termination by the Pension Benefit Guaranty Corporation of any employee pension benefit plan maintained by or on behalf of any Company for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such plan and is reasonably likely that the occurrence of such event would result in a material adverse effect on Companies, and such reportable event is not corrected and such determination is not revoked within sixty (60) days after notice thereof has been given to the plan administrator or Companies; or the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate any such employee benefit pension plan or to appoint a trustee to administer such plan; or the appointment of a trustee by the appropriate United States District Court to administer any such employee benefit pension plan;

     (i) John E. Elliott II and/or Lawrence R. Kuhnert shall fail, for any reason, to directly or indirectly own and control 25% or more of the issued and outstanding capital stock of Arcadia in the aggregate;

     (j) if at any time, John E. Elliott II and Lawrence K. Kuhnert shall fail, for any reason, to serve as Directors of Arcadia, holding, in the aggregate, more than 50% of the voting power of the Board of Directors of Arcadia;

     (k) if there shall be any other change for any reason whatsoever in the management, ownership or control of any of the Companies, which shall in the reasonable judgment of Bank materially adversely affect future prospects for the successful operation of any Company or any Subsidiary;

     (l) if any Guaranty or Subordination Agreement is revoked in whole or in part or if any Individual Guarantor shall die; or if there occurs any default under the terms of any Guaranty;

     (m) If Arcadia or the Parent Guarantor shall make, or Addus shall accept, any payment or distribution of the Subordinated Debt in violation of the Subordination Agreement; or if there occurs any other default by Addus under the terms of the Subordination Agreement, and such default shall continue for twenty (20) days after written notice to Companies and Addus by Bank;

     (n) if either John E. Elliott II or Lawrence R. Kuhnert guaranties, endorses or otherwise becomes secondarily liable for or upon the obligations of others except (1) by endorsement for deposit in the ordinary course, (2) guaranties in favor of Bank and (3) other guaranties not to exceed $250,000 in aggregate principal liability (for each of John E. Elliott II and Lawrence R. Kuhnert); or

     (o) if Bank shall for any reason deem itself to be insecure, believing in good faith that the prospect of payment of or performance of the Indebtedness is materially impaired.

then, or at any time thereafter, unless such default is remedied, Bank may give written notice to Companies declaring all outstanding Indebtedness hereunder and under the Note to be due and payable, whereupon all Indebtedness then outstanding hereunder and under the Note shall immediately become due and payable without further notice and demand, and Bank's shall not be obligated to make further Advances hereunder.

     10.2 If a creditors' committee shall have been appointed for the business of any Company or any of its Subsidiaries or any Guarantor in connection with any bankruptcy or insolvency; or if any Company or any of its Subsidiaries or any Guarantor shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors; or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver, or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of applicable Company, Subsidiary or Guarantor, as applicable), and such receiver, trustee or custodian so appointed shall not have been discharged within sixty (60) days after the date of his appointment or if an order shall be entered and shall not be dismissed or stayed within sixty (60) days from its entry, approving any petition for reorganization of any Company or any of its Subsidiaries or any Guarantor; then the Note and all indebtedness then outstanding hereunder shall automatically become immediately due and payable and Bank shall not be obligated to make further Advances under this Agreement.

     10.3 Upon the occurrence and during the continuance of an Event of Default, unless all of the Indebtedness is then immediately fully paid, Bank shall have and may exercise any one or more of the rights and remedies for which provision is made for a secured party under the Michigan Uniform Commercial Code ("UCC"), under the Security Agreements or under any other document contemplated hereby or for which provision is provided by law or in equity, including, without limitation, the right to take possession and sell, lease or otherwise dispose of any or all of the collateral and to set off against the Indebtedness any amount owing by Bank to a Company and/or any property of a Company in possession of Bank. Companies agree, upon request of Bank, to assemble the collateral and make it available to Bank at any place designated by Bank which is reasonably convenient to Bank and Companies.

     10.4 All of the Indebtedness shall constitute one loan secured by Bank's security interest in the collateral and by all other security interests, mortgages, liens, claims, and encumbrances now and from time to time hereafter granted from Companies to Bank. Upon the occurrence and during the continuance of an Event of Default which is not cured within the cure period, if any, provided hereunder, Bank may in its sole discretion apply the collateral to any portion of the Indebtedness. The proceeds of any sale or other disposition of the Collateral authorized by this Agreement shall be applied by Bank, first upon all expenses authorized by the UCC (or other applicable law) or otherwise in connection with the sale and all reasonable attorneys' fees and legal expenses incurred by Bank; the balance of the proceeds of such sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to other Indebtedness and the surplus, if any, shall be paid over to Companies or to such other Person or Persons as may be entitled thereto under applicable law. Companies shall remain liable for any deficiency, which Companies shall pay to Bank immediately upon demand.

     10.5 The remedies provided for herein are cumulative to the remedies for collection of the Indebtedness as provided by law, in equity or by any mortgage, security agreement or other document contemplated hereby. Nothing herein contained is intended, nor shall it be construed, to preclude Bank from pursuing any other remedy for the recovery of any other sum to which Bank may be or become entitled for the breach of this Agreement by Companies.

     10.6 The remedies provided for herein are cumulative to the remedies for collection of the Indebtedness as provided by law, in equity or by any mortgage, security agreement or other document contemplated hereby. Nothing herein contained is intended, nor shall it be construed, to preclude Bank from pursuing any other remedy for the recovery of any other sum to which Bank may be or become entitled for the breach of this Agreement by Companies.

     10.7 Upon the occurrence and during the continuance of any Event of Default, Companies shall immediately upon demand by Bank deposit with Bank cash collateral in the amount equal to the maximum amount available to be drawn at any time under any Letter of Credit then outstanding.

11. MISCELLANEOUS

     11.1 This Agreement shall be binding upon and shall inure to the benefit of Companies and Bank and their respective successors and assigns, except that the credit provided for under this Agreement and no part thereof and no obligation of Bank hereunder shall be assignable or otherwise transferable by any Companies.

     11.2 Companies shall pay all closing costs and expenses, including, by way of description and not limitation, reasonable outside attorney fees, lien search fees, and title policy fees incurred by Bank in connection with the commitment, consummation and closing of this Agreement. All costs, including reasonable attorney fees incurred by Bank in protecting or enforcing any of its or any of the Bank's rights against Companies or any collateral or in defending Bank from any claims or liabilities by any party or otherwise incurred by Bank in connection with an event of default or the enforcement of this Agreement or the related documents, including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against Bank which would not have been asserted were it not for Bank's relationship with Companies hereunder, shall also be paid by Companies.

     11.3 Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP, consistently applied.

     11.4 No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Agreement are cumulative and not exclusive of any right or remedies which Bank would otherwise have.

     11.5 All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) if physically delivered, (ii) three (3) business days after having been deposited in the United States Mail, as certified mail with return receipt requested and with postage prepaid, or (iii) one (1) business day after having been transmitted to a third party providing delivery services in the ordinary course of business which guarantees delivery on the next business day after such transmittal (e.g., via Federal Express), all of which notices or other communications shall be addressed to the recipient as follows:

To Companies:

         Arcadia Services, Inc.
         26777 Central Park Boulevard
         Suite 200
         Southfield, MI  48076
         Attention:   John E. Elliott, II

To Bank:

         Comerica Bank
         100 NE Third Avenue
         Suite 200
         Ft. Lauderdale, FL  33301
         Attention: MMBI-Florida; Sheryl J. Greenwald

     11.6 This Agreement and the Note have been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     11.7 No amendments or waiver of any provisions of this Agreement nor consent to any departure by Companies therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank and Companies, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, waiver or consent with respect to any provision of this Agreement shall affect any other provision of this Agreement.

     11.8 All sums payable by Companies to Bank under this Agreement or the other documents contemplated hereby shall be paid directly to Bank at its principal office set forth in Section 11.5 hereof in immediately available United States funds, without set off, deduction or counterclaim. In its sole discretion, Bank may charge any and all deposit or other accounts (including without limit an account evidenced by a certificate of deposit) of each Company with Bank for all or a part of any Indebtedness then due; provided, however, that this authorization shall not affect Companies' obligation to pay, when due, any Indebtedness whether or not account balances are sufficient to pay amounts due.

     11.9 Any payment of the Indebtedness made by mail will be deemed tendered and received only upon actual receipt by Bank at the address designated for such payment, whether or not Bank has authorized payment by mail or any other manner, and (subject to any grace period in Section 10.1(a)) shall not be deemed to have been made in a timely manner unless received on the date due for such payment, time being of the essence. Companies expressly assume all risks of loss or liability resulting from non-delivery or delay of delivery of any item of payment transmitted by mail or in any other manner. Acceptance by Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default, and at any time thereafter and until the entire amount then due has been paid, Bank shall be entitled to exercise any and all rights conferred upon it herein upon the occurrence of an Event of Default. Upon the occurrence and during the continuance of an Event of Default, Companies waive the right to direct the application of any and all payments at any time or times hereafter received by Bank from or on behalf of Companies. Upon the occurrence and during the continuance of an Event of Default, Companies agree that Bank shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times hereafter against the Indebtedness in such manner as Bank may deem advisable, consistent with the terms hereof, notwithstanding any entry by Bank upon any of its books and records. Companies expressly agree that to the extent that Bank receives any payment or benefit and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or benefit, the Indebtedness or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made and, further, any such repayment by Bank, to the extent that Bank did not directly receive a corresponding cash payment, shall be added to and be additional Indebtedness payable upon demand by Bank.

     11.10 In the event Companies' obligation to pay interest on the principal balance of the Note is or becomes in excess of the maximum interest rate which Companies are permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of such maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

     11.11 This Agreement shall become effective upon the execution hereof by Bank and Companies.

     11.12 COMPANIES AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT, THE NOTES OR THE INDEBTEDNESS.

     11.13 When used in this Agreement, the term "Companies" shall mean all or any of them. The obligations and liabilities of Companies under this Agreement are joint and several.

     WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK                            ARCADIA SERVICES, INC.



By: /s/ David B. Martin           _      By: /s/John E. Elliott, II
    -------------------                      ----------------------
Its:Senior Vice President               Its: President



                                         GRAYROSE, INC.



                                         By: /s/John E. Elliott, II
                                             ----------------------
                                         Its: President



                                         ARCADIA HEALTH SERVICES OF
                                         MICHIGAN, INC.

                                         By: /s/John E. Elliott, II
                                             ----------------------
                                         Its: President



                                         ARCADIA HEALTH SERVICES, INC.

                                         By: /s/John E. Elliott, II
                                             ----------------------
                                         Its: President

                                   EXHIBIT "A"

                               REQUEST FOR ADVANCE


     Pursuant to the Credit Agreement dated as of May 7, 2004 (herein called "Agreement"), the undersigned, on behalf of the Companies, hereby requests COMERICA BANK ("Bank") to make a(an) __________1 Advance to the Companies on ____________, 200_, in the amount of _________________________________ DOLLARS
($________) under the Revolving Credit Note dated May __, 2004 issued by the Companies to Bank (herein called "Note"). The Interest Period for the requested Advance, if applicable, shall be ___________2 months. The last day of the Interest Period for the amounts being converted or refunded hereunder, if applicable, is ________, 200_.

     The  undersigned,  on behalf of the Companies,  certifies that no event has occurred or condition exists which constitutes, or with the passage of time and/or giving of notice would constitute, a default under the Agreement or the Note, and none will exist upon the making of the Advance requested hereunder. The undersigned further certifies, on behalf of the Companies, that upon advancing the sum requested hereunder, the aggregate principal amount outstanding under the Note will not exceed the face amount thereof or any advance formula applicable to Advances under such Note. If the amount advanced to the Companies under the Note shall at any time exceed the face amount thereof or any advance formula applicable to Advances under such Note, the Companies will pay such excess amount on demand.

     The undersigned, on behalf of the Companies, hereby authorizes said Bank to disburse the proceeds of this Request for Advance by crediting the account of with Bank separately designated by the Companies or as the undersigned, as agent for the Companies, may otherwise direct, unless this Request for Advance is being submitted for a conversion or refunding, in which case it shall refund or convert that portion stated above of the existing outstandings under the Note.

         Dated this ___day of ___________, 200_.

                                                     ARCADIA SERVICES, INC.



                 By:  _____________________________________________________

                 Its: _____________________________________________________

                                   EXHIBIT "B"

                              REVOLVING CREDIT NOTE


                                                              Detroit, Michigan
$12,000,000                                                        May __, 2004


     On or before the Revolving Credit Maturity Date, FOR VALUE RECEIVED, Arcadia Services, Inc., a Michigan corporation, Arcadia Health Services, Inc., a ___________ corporation, Grayrose, Inc., a Michigan corporation, and Arcadia Health Services of Michigan, Inc., a Michigan corporation (individually, a "Company" and, collectively, the "Companies"), jointly and severally promise to pay to the order of COMERICA BANK, a Michigan banking corporation (herein called "Bank") at its Main Office at 500 Woodward Avenue, Detroit, Michigan, in lawful money of the United States of America the indebtedness or so much of the sum of Twelve Million Dollars ($12,000,000) as may from time to time have been advanced and then be outstanding hereunder pursuant to the Credit Agreement dated as of May 7, 2004, made by and between Companies and Bank (herein called "Agreement"), together with interest thereon as hereinafter set forth.

     Each of the Advances hereunder shall bear interest at the Applicable Interest Rate from time to time applicable thereto under the Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable as set forth in the Agreement.

     This Note is a note under which advances, repayments and readvances may be made from time to time, subject to the terms and conditions of the Agreement. This Note evidences borrowing under, is subject to, is secured in accordance with, and may be matured under, the terms of the Agreement, to which reference is hereby made. As additional security for this Note, Company grants Bank a lien on all property and assets including deposits and other credits of the Company, at any time in possession or control of or owing by Bank for any purpose.

     Companies hereby waive presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agree that no obligation hereunder shall be discharged by reason of any extension, indulgence, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon. Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby. Nothing herein shall limit any right granted Bank by other instrument or by law.

     All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

                             ARCADIA SERVICES, INC.



                     By:  _____________________________________

                     Its: _____________________________________



                     GRAYROSE, INC.



                     By:  _____________________________________

                     Its: _____________________________________



                     ARCADIA HEALTH SERVICES OF MICHIGAN, INC.



                     By:_______________________________________

                     Its:



                     ARCADIA HEALTH SERVICES, INC.



                     By:  _____________________________________

                     Its: _____________________________________

                                  SCHEDULE 6.3

                                   LITIGATION

     Aneita Fowler filed a Charge of Discrimination on 6/10/03 with the St. Petersburg Community Affairs Department based on discrimination for sex, female and race, black. The case is being handled by Steve J. Weiss of Hertz, Scham, Saretsky, P.C. Mr. Weiss believes the claim is completely lacking in merit (complainant was replaced by an Afro-American female).

                                  SCHEDULE 6.5


                                   ERISA PLANS


None

                                  SCHEDULE 6.8

                                  SUBSIDIARIES


Arcadia Services, Inc. is the parent to the following wholly owned subsidiaries:



      Arcadia Health Services, Inc.

      Arcadia Health Services of Michigan, Inc.

      Grayrose, Inc.

      Arcadia Staff Resources, Inc.

      ASR Staffing, Inc.

      Arcadia Employee Services, Inc.

      Arcadia Medical Products, Inc.



                                  SCHEDULE 6.16

                     LOCATIONS OF TANGIBLE PERSONAL PROPERTY



----------------------- ------------------------------------ -------------- ---------------------------------------
Company                 Locations of Tangible                Owned or       If Leased, Name of Lessor
                        Personal Property                    Leased?
----------------------- ------------------------------------ -------------- ---------------------------------------
Arcadia Services, Inc.  26777 Central Park Blvd., Suite 200  Leased         Gateway Office Associates Limited
                        Southfield, MI 44876                                Partnership
----------------------- ------------------------------------ -------------- ---------------------------------------
Grayrose, Inc.          691  North  Squirrel  Road,   Suite  Leased         JFC Sales Company, LP
                        125,
                        Auburn Hills, MI 48326
----------------------- ------------------------------------ -------------- ---------------------------------------
Grayrose, Inc.          7990 Grand River, Suite C            Leased         Livingston Real Properties
                        Brighton, MI 48114
----------------------- ------------------------------------ -------------- ---------------------------------------
Grayrose, Inc.          39092 Garfield Road, Suite 201,      Leased         Monahan Partnership II
                        Clinton Twp., MI 48038
----------------------- ------------------------------------ -------------- ---------------------------------------
Arcadia Staff           414 North Jackson Street, Complex    Leased         The City of Jackson and Enterprise
Resources, Inc.         8718                                                Group of Jackson, Inc.
                        Jackson, MI 49201
----------------------- ------------------------------------ -------------- ---------------------------------------
Grayrose, Inc.          535 North Clipper, Suite 2           Leased         DTN Management
                        Lansing, MI 48912
----------------------- ------------------------------------ -------------- ---------------------------------------
Arcadia Staff           1787 W. Genessee, Suite A            Leased         M.R. Management Company
Resources, Inc.         Lapeer, MI 48446
----------------------- ------------------------------------ -------------- ---------------------------------------
Kevin Block to Provide  26461 Southfield Road                Leased         Kevin Block to Provide
                        Lathrup Village, MI 48076
----------------------- ------------------------------------ -------------- ---------------------------------------
Arcadia Staff           18320 Middlebelt Road                Leased         Watershed LLC
Resources, Inc.         Livonia, MI 48152
----------------------- ------------------------------------ -------------- ---------------------------------------
Grayrose, Inc.          18706 Eureka Road                    Leased         BGM Properties, LLC
                        Southgate, MI 48195
----------------------- ------------------------------------ -------------- ---------------------------------------
Arcadia Health          105 Mall Blvd., Suite 283W           Leased         Mart/Hotel Limited Partnership
Services, Inc.          Monroeville, PA 15146
----------------------- ------------------------------------ -------------- ---------------------------------------
Arcadia Health          4725 McKnight Road, Suite 110,       Leased         McNight Northland, LLC
Services, Inc.          Pittsburgh, PA 15237
----------------------- ------------------------------------ -------------- ---------------------------------------
Arcadia Health          6061 Stage Road, Suite 7             Leased         Norman Long and Bartlett Realty
Services, Inc.          Barlett, TN 38134
----------------------- ------------------------------------ -------------- ---------------------------------------
Arcadia Health          2600 Southwest Freeway, Suite 716,   Leased         Yarico, Inc.
Services, Inc.          Houston, TX 77098
----------------------- ------------------------------------ -------------- ---------------------------------------
Arcadia Health          762 Independence Blvd., Suite 798,   Leased         Horizon Investment Co.
Services, Inc.          Virginia Beach, VA 23455
----------------------- ------------------------------------ -------------- ---------------------------------------

                                  SCHEDULE 8.6


                                      LIENS

None

                                  SCHEDULE 6.10

                              ENVIRONMENTAL MATTERS

None